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                                                                     EXHIBIT 5.1
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
                                  PIPER & MARBURY
                                       L.L.P.
                                CHARLES CENTER SOUTH                    WASHINGTON
                              36 SOUTH CHARLES STREET                    NEW YORK
                           BALTIMORE, MARYLAND 21201-3018              PHILADELPHIA
                                     410-539-2530
                                  FAX: 410-539-0489
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                               January 12, 1998

Sylvan Learning Systems, Inc.
1000 Lancaster Street
Baltimore, Maryland 21201

                    Re:  Registration Statement on Form S-3
                         ----------------------------------

Dear Sirs:

     We have acted as counsel to Sylvan Learning Systems, Inc., a Maryland corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 300,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), issuable by the Company upon exercise of stock options granted under the Company's STC Stock Option Plan (the "Plan").

     In this capacity, we have examined the Company's Charter and By-Laws, the proceedings of the Board of Directors of the Company relating to the adoption of the Plan and the issuance of the Shares and such other documents, instruments and matters of law as we have deemed necessary to the rendering of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

     Based upon the foregoing, we are of the opinion and advise you that each of the Shares described in the Registration Statement has been duly authorized and, upon issuance in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                              Very truly yours,


                              /s/ PIPER & MARBURY L.L.P.